UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Altegris KKR Commitments Master Fund

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Talking Points

THIS FILING CONSISTS OF A CALL SCRIPT USED FOR CALLS WITH FINANCIAL ADVISERS OF SHAREHOLDERS OF THE ALTEGRIS KKR COMMITMENTS MASTER FUND (“ALTEGRIS KKR FUND SHAREHOLDERS”), RELATED TO THE SPECIAL MEETING OF ALTEGRIS KKR FUND SHAREHOLDERS, EXPECTED TO BE HELD ON JANUARY 15, 2021, AND THE RELATED PROXY STATEMENT DATED NOVEMBER 23, 2020. PLEASE REFER TO THE PROXY STATEMENT FOR ADDITIONAL INFORMATION

1.	Introduction of iCapital
a.	Leading technology-enabled platform connecting the wealth advisory community with established private equity firms
b.	$65 billion in AUM in the private capital markets and hedge funds
c.	300 employees, headquartered in New York City with offices in Zurich and Portugal
d.	Partnerships with major global private banks and a network of over four thousand independent RIAs
e.	Deep understanding of the private capital markets
2.	KKR Investment in iKPMF’s[1] Adviser
a.	Economic alignment: KKR will have an incentive in the success of the Fund (24% share of revenues); KKR will have no portfolio management responsibilities or oversight and no voting rights
b.	Large combined investor network with strong distribution capabilities
c.	Collaboration to improve deployment pace of new capital, cash management, and distribution
d.	Working closely with Altegris on hand-off of fund responsibilities
3.	Focus on Secondaries and Co-Investments
a.	Subject to market conditions and availability, iKPMF will focus extensively on secondaries and co-investments over the next year in order to deploy faster and generate faster return of capital
b.	Given KKR’s robust capital markets team, KKR generates among the most co-investment opportunities of any private equity sponsor
c.	iCapital will work closely with StepStone to maintain a robust pipeline of secondaries and co-investments to efficiently deploy capital
d.	We expect not to focus on new primary fund investments during this period
4.	Continue to Focus on Key Investment Themes Going Forward
a.	These themes focus on long-term market shifts that we believe have been accelerated by the pandemic as well as near-term opportunities driven by market dislocation
b.	These themes currently account for more than half of the existing investments in iKPMF
i.	Technology / Growth Equity
ii.	Health & Wellness
iii.	Rising Middle Class in Asia
iv.	Corporate Carve-Outs
v.	Taking Advantage of Dislocation
c.	Ability to execute on themes is subject to market conditions and investment availability, and iKPMF may not be able to execute successfully on these themes and may focus on additional themes

[1] Assuming the proposals are approved, the Fund is expected to be renamed the iCapital KKR Private Markets Fund (“iKPMF”).